SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       the Securities Exchange Act of 1934

                          Date of Report: March 26, 1999


                        PROVIDIAN FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


       Delaware                     1-12897                 94-2933952
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(State of incorporation)      (Commission File No.)       (IRS Employer
                                                          Identification No.)


                               201 Mission Street
                         San Francisco, California 94105
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:          (415) 543-0404


Item 5.       Other Events.

     On February 17, 1999, Providian Financial Corporation (the "Company") and First Chicago Trust Company of New York, as Rights Agent, amended the Rights Agreement dated as of June 1, 1997, between the Company and the Rights Agent. Pursuant to this amendment (Amendment No. 1), each Right, when exercisable, entitles the holder thereof to purchase from the Company one one-hundred and fiftieth of one share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company at a price of $600 per one one-hundred and fiftieth share, subject to adjustment.

     Amendment No. 1 to the Rights Amendment is attached as an Exhibit hereto and is incorporated herein by reference.


Item 7.              Exhibits.

4. Amendment No. 1, dated as of February 17, 1999, to the Rights Agreement, dated as of June 1, 1997, between Providian Financial Corporation and First Chicago Trust Company of New York, as Rights Agent.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROVIDIAN FINANCIAL CORPORATION


                                          By:  /s/ David Petrini
                                              -----------------------
                                              Name:  David Petrini
                                              Title: Executive Vice President,
                                                     Chief Financial Officer
                                                     and Treasurer

Date: March 26, 1999


                               Index to Exhibits

Exhibit Number and Designation

4. Amendment No. 1, dated as of February 17, 1999, to the Rights Agreement, dated as of June 1, 1997, between Providian Financial Corporation and First Chicago Trust Company of New York, as Rights Agent.